Exhibit 99.B(g)(10)

EXHIBIT B

to the Multi-Trust Custody Agreement

dated June 14, 2013,

as amended May 1, 2016

Custody Services Fee Schedule

[Redacted]

Additional Global Sub-Custodial Services Annual Fee Schedule#

[Redacted]